UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

CAMBRIDGE BANCORP

(Exact name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-38184 (Commission File Number)	04-2777442 (IRS Employer Identification No.)

1336 Massachusetts Avenue Cambridge, MA 02138
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 876-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Common Stock	CATC	NASDAQ
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 16, 2020, Cambridge Bancorp (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved the Agreement and Plan of Merger, dated as of December 5, 2019, among the Company, Cambridge Trust, Wellesley Bancorp, Inc. and Wellesley Bank (the “Merger Agreement”), including the issuance of the Company’s common stock, $1.00 par value per share (“Common Stock”), in connection with the proposed merger. Shareholder action on a second proposal, to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there were insufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve the merger proposal, was not required and no vote was taken on that proposal.  The proposals are described in detail in the Company’s joint proxy statement/prospectus, which was filed with the Securities and Exchange Commission on February 4, 2020. The final voting results for the proposal is set forth below.

Proposal 1:

At the Special Meeting, the Company’s shareholders approved the Merger Agreement, including the issuance of Common Stock in connection with the proposed merger. The table below sets forth the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,647,228	168,499	4,889	13,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE BANCORP
March 17, 2020
	By	/s/ Michael F. Carotenuto
Michael F. Carotenuto
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)